UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2015

ROCK CREEK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-15324 (Commission File Number)	52-1402131 (IRS Employer Identification No.)

2040 Whitfield Avenue, Suite 300 Sarasota, Florida 34243 (Address of principal executive offices, including zip code) 844-727-0727 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 30, 2015, the Company announced, though a press release attached as Exhibit 99.1 to this Current Report on Form 8-K, that the United Kingdom’s Medicines Healthcare Products Regulatory Agency (MHRA) approved the Company’s clinical trial application (CTA) to commence a Phase I study of the Company’s lead compound, Anatabine Citrate. As stated in the Company’s announcement, the Company’s Phase I trial is comprised of a three part study to determine the pharmacokinetic profiles of selected modified release formulation prototypes and to evaluate safety and tolerability in healthy subjects. Parts one and two (with part two being optional) will both enroll 14 healthy subjects and are designed as open-label, non-controlled, single-dose studies of six different formulations with each dose separated by 7-14 days. The 6 drug formulations planned for testing in part one differ from each other in terms of dose and duration of action. Testing each in turn will allow determination of which formulations have the most acceptable release and safety profiles. Part three is a double-blind, placebo-controlled, seven day multiple dose study of the optimal formulation in healthy subjects. As per the trial design, outcome measures will focus primarily on overall safety and tolerability through physical examination, vital signs, clinical chemistry, hematology, urinalysis and observation of adverse events (AE). Secondary outcome measures will include standard pharmacokinetics (PK) parameters and also pharmacodynamic (PD) assessment, specifically measuring the impact of the drug on inflammatory processes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 30, 2015, relating to approval of clinical trial application.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK CREEK PHARMACEUTICALS, INC.

By:	/s/ Michael J. Mullan
Michael J. Mullan
Chairman of the Board and Chief Executive Officer

Date: January 30, 2015